UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 21, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Sunoco LP GP & IDR Exchange

On August 21, 2015, Energy Transfer Partners, L.P. (“ETP”) completed the previously reported transaction in which it sold, assigned, transferred and conveyed to Energy Transfer Equity, L.P. (“ETE”) 100% of the incentive distribution rights (the “SUN IDRs”) of Sunoco LP (“SUN”) and all of the issued and outstanding membership interests (the “SUN GP Interests”) in Sunoco GP LLC, the general partner of SUN (“SUN General Partner”), and in exchange ETE transferred to ETP 21.0 million common units representing limited partner interests (“ETP Common Units”) in ETP (the “Exchange Transaction”), pursuant to an Exchange and Repurchase Agreement (the “Exchange and Repurchase Agreement”) by and among ETE, ETP and Energy Transfer Partners GP, L.P., the general partner of ETP (“ETP GP”). In addition, in connection with the Exchange Transaction, ETE consented to, and ETP GP entered into, Amendment No. 11 (the “LPA Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of ETP, effective as of July 1, 2015, which amendment provides for a reduction in the aggregate quarterly distributions made by ETP to the holders of the ETP incentive distribution rights (“IDRs”) in the amount of $8.75 million per quarter commencing with the quarter ending September 30, 2015 and ending with the quarter ending June 30, 2017. As previously agreed in connection with the original acquisition of Susser Holdings Corporation by ETP in August 2014, the remaining nine years of the $35.0 million per year IDR subsidy agreed to by ETE in connection with that acquisition automatically terminated upon the closing of the Exchange Transaction.

After giving effect to the consummation of the transactions contemplated by the Exchange and Repurchase Agreement, ETE owns, directly or indirectly, (i) approximately 2.6 million ETP Common Units, (ii) all of the outstanding equity interests in ETP GP, (iii) all of the IDRs and an approximate 1.0% general partner interest in ETP and (iv) the SUN IDRs and the SUN GP Interests.

The above descriptions have been included to provide investors and security holders with information regarding the terms of the Exchange and Repurchase Agreement and the LPA Amendment. They are not intended to provide any other factual information about ETE, ETP GP, ETP or their respective subsidiaries, affiliates or equity holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required, the information included in Item 2.01 of this Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Exhibits

Exhibit Number	Description
3.1	Amendment No. 11 to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. dated as of August 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:Energy Transfer Partners GP, L.P., its general partner
By:Energy Transfer Partners, L.L.C., its general partner

Date: August 26, 2015	/s/ Thomas E. Long Thomas E. Long Chief Financial Officer